UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

CODA OCTOPUS GROUP, INC.

(Name of Small Business Issuer in its Charter)

Delaware	001-38154	34-2008348
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 S Hiawassee Rd., Suite 104-105

Orlando, Florida 32835

(Address, Including Zip Code of Principal Executive Offices)

407-735-2406

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CODA	Nasdaq

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 23, 2024, the Board of Directors of Coda Octopus Group, Inc. (the “Company”) elected Dr. Angus McFadzean as a director of the Company, effective July 1, 2024.

Dr McFadzean is one of the co-founders of the Company’s Marine Technology Business and has been affiliated with the Company in various capacities since its inception in 1994. Since 2013, Dr. McFadzean has been the Research and Development Director of the Company’s Marine Technology subsidiary, where, among other things, he was responsible for overseeing and managing the Marine Technology Business’ R&D Program including developments relating to the Echoscope® and DAVD. He was also responsible for the Company’s Cyber Security Management Program.

Dr. McFadzean holds a master’s degree in electrical and electronic engineering as well as a PhD from Heriot-Watt University in Edinburgh, Scotland.

In connection with his election, Dr. McFadzean has been granted 6,107 shares of the Company’s common stock that will vest on the first anniversary of his election. He will be compensated for his board services in accordance with the Company’s regular director compensation practices.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2024

Coda Octopus Group, Inc.

By:	/s/ Annmarie Gayle
Chief Executive Officer